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                                                                   EXHIBIT 99(d)

                        KEYCORP STUDENT LOAN TRUST 2002-A

                              OFFICER'S CERTIFICATE


Key Consumer Receivables LLC                Bank One, National Association
c/o Key Bank USA, National Association      One Bank One Plaza, Suite 0126
800 Superior Ave, 4th Floor                 Chicago, IL  60670
Cleveland, Ohio 44114                       Attn: Corporate Trust Administration
ATTN: Senior Vice President                 Phone: (312) 407-0192
Phone: (216) 828-9342                       Fax:   (312) 407-1708
Fax:   (216) 828-9301

AMBAC Financial Group, Inc                  Key Bank USA, National Association
One State Street Plaza                      800 Superior Ave, 4th Floor
New York, NY 10004                          Cleveland, Ohio 44114
ATTN: Surveillance; CAB Securities          ATTN: Key Education Resources,
Phone  (212) 208-3177                       Student Loan Trust 2002A
Fax:   (212) 363-1459                       Phone: (216) 828-9342
                                            Fax:   (216) 828-9301

J P Morgan Chase Bank
4 New York Plaza 6th Floor
New York, NY 10004
ATTN: ABS Administration
Phone: (212) 623-5437
Fax:   (212) 623-5933

Pursuant to Section 4.09 of the Sale and Servicing Agreement among Key Consumer Receivables LLC, as Depositor, Key Bank USA, National Association, as Master Servicer and Administrator, KeyCorp Student Loan Trust 2002-A, and Bank One, National Association as Eligible Lender Trustee, dated as of September 1, 2002 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from the inception of the Trust, through December 31, 2002, and of its performance under the Agreement has been made, and
(ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the related Administration Agreement respectively throughout such period.

                                            Key Bank USA, National Association,
                                            as Administrator


                                            by:
                                                   /S/ DARLENE H. DIMITRIJEVS
                                            ------------------------------------
Date: March 14, 2003                        Name: Darlene H. Dimitrijevs, CPA
                                            Title:   Senior Vice President


                                            by:
                                                   /S/ DEBRA S. FRONIUS
                                            ------------------------------------
                                            Name: Debra S. Fronius
                                            Title:   Vice President